Exhibit 99.1

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Net Sales	$949,886	$758,296	$3,554,101	$2,820,065

Cost of sales	639,866	516,664	2,395,873	1,933,511

Gross profit	310,020	241,632	1,158,228	886,554

Selling, general and administrative expense	119,466	103,172	457,871	397,641

Operating income	190,554	138,460	700,357	488,913

Interest expense	(10,192)	(9,496)	(40,199)	(36,586)
Early extinguishment of interest rate swaps	—	(4,575)	—	(4,575)
Early extinguishment of revolving credit facility	—	—	(542)	—
Other income (expenses), net	1,598	(283)	4,072	(1,225)

Income before income taxes	181,960	124,106	663,688	446,527

Provision for income taxes	(49,493)	(34,129)	(161,275)	(119,311)

Net income	132,467	89,977	502,413	327,216
Less: Net income attributable to noncontrolling interests	(1,354)	(2,338)	(6,008)	(9,382)

Net income attributable to Amphenol Corporation	$131,113	$87,639	$496,405	$317,834

Net income per common share - Basic	$0.75	$0.51	$2.86	$1.85

Weighted average common shares outstanding - Basic	174,914,726	172,487,683	173,785,650	171,607,643

Net income per common share - Diluted	$0.74	$0.50	$2.82	$1.83

Weighted average common shares outstanding - Diluted	177,597,642	175,068,731	176,325,993	173,941,752

Dividends declared per common share	$0.015	$0.015	$0.060	$0.060

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	December 31,		December 31,
	2010		2009

ASSETS

Current Assets:
Cash and cash equivalents	$525,888		$384,613
Short-term investments	98,341		37,770
Total cash, cash equivalents and short-term investments	624,229		422,383
Accounts receivable, less allowance for doubtful accounts of $14,946 and $18,785, respectively	718,545	(1)	449,591
Inventories	549,169		461,750
Other current assets	100,187		86,671

Total current assets	1,992,130		1,420,395

Land and depreciable assets, less accumulated depreciation of $611,008 and $575,187, respectively	366,996		332,875
Goodwill	1,533,299		1,368,672
Other long-term assets	123,432		97,242

	$4,015,857		$3,219,184

LIABILITIES & SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$384,963		$292,122
Accrued salaries, wages and employee benefits	75,183		64,143
Accrued income taxes	65,311		57,272
Accrued acquisition-related obligations	39,615		7,244
Other accrued expenses	89,566		81,979
Short-term debt	352		399

Total current liabilities	654,990		503,159

Long-term debt	799,640	(1)	753,050
Accrued pension and post employment benefit obligations	176,636		172,235
Other long-term liabilities	41,876		27,922

Shareholders’ Equity:
Common stock	176		174
Additional paid-in capital	144,855		71,368
Accumulated earnings	2,260,581		1,774,625
Accumulated other comprehensive loss	(84,757)		(100,090)

Total shareholders’ equity attributable to Amphenol Corporation	2,320,855		1,746,077

Noncontrolling interests	21,860		16,741

Total equity	2,342,715		1,762,818

	$4,015,857		$3,219,184

NOTE 1

The Company has a $100 million receivables securitization program that expires in May 2013. In accordance with previous accounting guidance, this facility was accounted for off balance sheet as a sale of receivables. Effective January 1, 2010, the Company adopted the amendments to the Transfers and Servicing and Consolidation Topics of the Accounting Standards Codification. The adoption of these amendments has resulted in the Company reporting transactions under this facility as long-term debt and the related receivables remain on the balance sheet. At December 31, 2010, borrowings under the securitization facility were $92 million. At December 31, 2009, $82 million in receivables were sold under the Facility and excluded from the Condensed Consolidated Balance Sheets.

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(dollars in thousands)

	Twelve months ended
	December 31,
	2010		2009

Cash flow from operating activities:
Net income	$502,413		$327,216
Adjustments for cash flow from operating activities:
Depreciation and amortization	102,846		98,524
Net change in receivables sold under Receivables Securitization Facility	(82,000	)(1)	(3,000)
Stock-based compensation expense	25,385		20,240
Excess tax benefits from stock-based payment arrangements	(14,692)		(16,085)
Net change in components of working capital	(120,072)		144,654
Net change in other long-term assets and liabilities	11,013		10,748

Cash flow provided by operating activities	424,893		582,297

Cash flow from investing activities:
Capital additions, net	(107,607)		(59,834)
Purchase of short term investments	(60,216)		(33,342)
Investments in Acquisitions	(180,402)		(280,014)

Cash flow used in investing activities	(348,225)		(373,190)

Cash flow from financing activities:
Long-term borrowings under credit facilities	793,406	(1)	609,648
Repayments of long-term debt	(748,017)		(1,241,582)
Borrowings under senior notes	—		598,878
Settlement of interest rate swap agreements	—		(4,575)
Payments of fees and expenses related to debt financing	(6,975)		(4,650)
Proceeds from exercise of stock options	46,616		25,481
Excess tax benefits from stock-based payment arrangements	14,692		16,085
Payments to noncontrolling interests	(24,588)		(23,328)
Dividend payments	(10,413)		(10,279)

Cash flow provided (used) in financing activities	64,721		(34,322)

Effect of exchange rate changes on cash and cash equivalents	(114)		(5,159)

Net change in cash and cash equivalents	141,275		169,626

Cash and cash equivalents balance, beginning of period	384,613		214,987

Cash and cash equivalents balance, end of period	$525,888		$384,613

NOTE 1

The Company has a $100 million receivables securitization program. In accordance with previous accounting guidance, this facility was accounted for off balance sheet as a sale of receivables. Effective January 1, 2010, the Company adopted the amendments to the Transfers and Servicing and Consolidation Topics of the Accounting Standards Codification. As a result of the adoption transfers of receivables occurring on or after January 1, 2010 are reflected as debt issued in the Company’s Condensed Consolidated Statements of Cash Flow. Excluding the impact of adoption, long-term borrowings under credit facilities would be $711,406 resulting in cash flows used in financing activities of ($17,279) and cash flows provided by operating activities of $506,893.

AMPHENOL CORPORATION

SEGMENT INFORMATION

(dollars in thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2010	2009	2010	2009

Trade Sales:
Interconnect Products	$891,035	$695,127	$3,293,119	$2,566,578
Cable Products	58,851	63,169	260,982	253,487
Consolidated	$949,886	$758,296	$3,554,101	$2,820,065

Operating income:
Interconnect Products	$199,357	$142,866	$725,946	$505,772
Cable Products	7,232	9,798	35,472	38,751
Stock-based compensation expense	(6,805)	(4,981)	(25,385)	(20,241)
Other operating expenses	(9,230)	(9,223)	(35,676)	(35,369)
Consolidated	$190,554	$138,460	$700,357	$488,913

ROS%:
Interconnect Products	22.4%	20.6%	22.0%	19.7%
Cable Products	12.3%	15.5%	13.6%	15.3%
Stock-based compensation expense	-0.7%	-0.7%	-0.7%	-0.7%
Other operating expenses	-1.0%	-1.2%	-1.0%	-1.3%

Consolidated	20.1%	18.3%	19.7%	17.3%